EXHIBIT 5.1

THE LAW OFFICE OF JILLIAN SIDOTI	38730 Sky Canyon Drive Suite A Murrieta, CA 92596 (323) 799-1342 (951) 224-6675 www.jilliansidoti.com

March 20, 2013

VIA ELECTRONIC MAIL

Dipendra K. Singh
Chief Executive Officer
125 Wolf Road, Suite 123
Albany, NY 12205
Telephone: 800-373-5910
Fax: 800-741-680

Re:	Global Real Estate Holdings, Inc. Registration Statement on Form S-11

To whom it may concern:

I have been retained by Global Real Estate Holdings, Inc. a Nevada corporation (the "Company"), in connection with the Registration Statement (the "Registration Statement") on Form S-11, relating to the offering of 2,000,000 shares. You have requested that I render my opinion as to whether or not the securities to be issued on terms set forth in the Registration Statement will be validly issued, fully paid, and non-assessable.

In connection with the request, I have examined the following:

1.  Certificate of Incorporation of the Company;
2.  Bylaws of the Company;
3.  The Registration Statement; and
4.  Unanimous consent resolutions of the Company’s Board of Directors.

I have examined such other corporate records and documents and have made such other examinations, as I have deemed relevant.

Based on the above examination, I am of the opinion that the securities of the Company to be issued and being registered pursuant to the Registration Statement are validly authorized, are validly issued, fully paid and non-assessable under the corporate laws of the State of Nevada, including the statutory provisions and all applicable provisions of the Nevada Constitution and reported judicial decisions interpreting these laws.

I hereby consent to the filing of this opinion as Exhibit 5.1and by reference, Exhibit 23.2, to the Registration Statement and to the reference to our firm under “Experts” in the related Prospectus. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Securities and Exchange Commission.

Sincerely,

Jillian Ivey Sidoti, Esq.